Exhibit 99.1

For release: February 21, 2019

Contact: Brian F. Kidd, SVP and Controller

Phone: (615) 890-2020

NHC Reports 2018 Year End Earnings

MURFREESBORO, Tenn. -- National HealthCare Corporation (NYSE American: NHC), the nation's oldest publicly traded senior health care company, announced today net operating revenues for the year ended December 31, 2018 totaled $980,349,000 compared to $963,895,000 for the year ended December 31, 2017, an increase of 1.7%. For the year ended December 31, 2018, reported GAAP net income attributable to NHC was $58,964,000 compared to $56,205,000 for the 2017 year, an increase of 4.9%. Excluding the unrealized gains in our marketable equity securities portfolio and other non-GAAP adjustments, adjusted net income for the year ended December 31, 2018 was $64,372,000 compared to $54,179,000 for the 2017 year, an increase of 18.8%(1).

GAAP diluted earnings per share were $3.87 and $3.69 for the years ended December 31, 2018 and 2017, respectively, an increase of 4.9%. Adjusted diluted earnings per share were $4.22 and $3.56 for the years ended December 31, 2018 and 2017, respectively, an increase of 18.5%(1).

Net operating revenues for the three months ended December 31, 2018 totaled $248,920,000 compared to $245,466,000 for the same three months in 2017, an increase of 1.4%. The fourth quarter of 2018 net income attributable to NHC was $18,152,000, or $1.19 per diluted share. In the fourth quarter of 2017, net income attributable to NHC was $21,470,000, or $1.41 per diluted share, which included a favorable $8.5 million adjustment due to the U.S. Tax Cuts and Jobs Act legislation that was passed in December 2017.

(1)	See the tables below that provide a reconciliation of GAAP to non-GAAP items.

About NHC

NHC affiliates operate for themselves and third parties 75 skilled nursing facilities with 9,510 beds. NHC affiliates also operate 24 assisted living communities, five independent living communities, one behavioral health hospital, and 35 homecare programs. NHC’s other services include Alzheimer’s and memory care units, hospice services, pharmacy services, a rehabilitation services company, and providing management and accounting services to third party post-acute operators. Other information about the company can be found on our web site at www.nhccare.com.

Non-GAAP Financial Presentation

The Company is providing certain non-GAAP financial measures as the Company believes that these figures are helpful in allowing investors to more accurately assess the ongoing nature of the Company’s operations and measure the Company’s performance more consistently across periods. Therefore, the Company believes this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements. NHC cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. The risks and uncertainties are detailed from time to time in reports filed by NHC with the S.E.C., including Forms 8-K, 10-Q and 10-K, and include, among others, the following: liabilities and other claims asserted against us and patient care liabilities, as well as the resolution of current litigation; availability of insurance and assets for indemnification; national and local economic conditions; including their effect on the availability and cost of labor, utilities and materials; the effect of government regulations and changes in regulations governing the healthcare industry, including our compliance with such regulations; changes in Medicare and Medicaid payment levels and methodologies and the application of such methodologies by the government and its fiscal intermediaries; and other factors referenced or incorporated by reference in the S.E.C. filings. The risks included here are not exhaustive. All forward-looking statements represent NHC’s best judgment as of the date of this release.

-more-

Consolidated Statements of Income

(in thousands, except share and per share amounts)

	Three Months Ended		Year Ended
	December 31		December 31
	2018	2017	2018	2017
		(as adjusted)		(as adjusted)
Revenues:	(unaudited)
Net patient revenues	$235,601	$233,144	$932,774	$916,742
Other revenues	13,319	12,322	47,575	47,153
Net operating revenues	248,920	245,466	980,349	963,895

Costs and expenses:
Salaries, wages and benefits	147,972	145,404	582,721	572,043
Other operating	61,770	61,311	254,038	249,833
Facility rent	10,232	10,094	40,923	40,367
Depreciation and amortization	10,718	11,043	41,894	42,652
Interest	1,034	1,291	4,697	4,890
Total costs and expenses	231,726	229,143	924,273	909,785

Income before non-operating income	17,194	16,323	56,076	54,110
Non-operating income	6,614	4,392	17,670	20,439
Unrealized gains on marketable securities	721	-	1,138	-

Income before income taxes	24,529	20,715	74,884	74,549
Income tax (provision)/benefit	(6,393)	581	(16,185)	(18,867)
Net income	18,136	21,296	58,699	55,682

Loss attributable to noncontrolling interest	16	174	265	523

Net income attributable to National HealthCare Corporation	$18,152	$21,470	$58,964	$56,205

Earnings per common share
Basic	$1.19	$1.41	$3.87	$3.70
Diluted	$1.19	$1.41	$3.87	$3.69

Weighted average common shares outstanding
Basic	15,235,772	15,200,619	15,224,886	15,189,920
Diluted	15,255,107	15,222,343	15,236,826	15,218,962

Dividends declared per common share	$0.50	$0.48	$1.98	$1.89

Balance Sheet Data
(in thousands)	Dec. 31	Dec. 31
	2018	2017

Cash, cash equivalents and marketable securities	$183,470	$198,203
Restricted cash, cash equivalents and marketable securities	184,266	174,698
Current assets	322,009	329,311
Property and equipment, net	534,650	549,319
Total assets	1,080,948	1,096,526
Current liabilities	157,924	155,065
Long-term debt	55,000	100,000
NHC stockholders' equity	733,278	702,738

-more-

Selected Operating Statistics

	Three Months Ended		Year Ended
	December 31		December 31
	2018	2017	2018	2017
	(unaudited)
Skilled Nursing Per Diems:
Medicare	$463.12	$459.14	$462.24	$460.82
Managed Care	389.51	400.91	397.75	405.67
Medicaid	197.89	187.07	191.88	186.53
Private Pay and Other	237.70	231.17	238.53	231.61

Average Skilled Nursing Per Diem	$269.35	$265.30	$269.69	$266.45

Skilled Nursing Patient Days:
Medicare	114,541	121,295	476,694	481,580
Managed Care	58,002	58,421	240,796	244,908
Medicaid	327,075	321,653	1,288,265	1,281,432
Private Pay and Other	182,872	183,633	718,121	725,460

Total Skilled Nursing Patient Days	682,490	685,002	2,723,876	2,733,380

The tables below provide reconciliations of GAAP to non-GAAP items (in thousands, except per share amounts):

	Three Months Ended		Year Ended
	December 31		December 31
	2018	2017	2018	2017
	(unaudited)

Net income attributable to National Healthcare Corporation	$18,152	$21,470	$58,964	$56,205
Non-GAAP adjustments:
Unrealized gains on marketable equity securities	(721)	-	(1,138)	-
Legal costs and charges related to Caris' legal investigation	-	1,650	8,364	2,889
Operating results for newly opened facilities not at full capacity (*)	1,604	1,335	3,562	7,332
Gain on acquisition of equity method investment	-	-	(2,050)	-
Gain on sale of assets/healthcare facilities	(1,669)	-	(1,669)	(1,305)
Stock-based compensation expense	240	415	1,778	1,678
Tax adjustments from the U.S. Tax Cuts and Jobs Act	-	(8,488)	(1,434)	(8,488)
Provision of income taxes on non-GAAP adjustments	142	(1,326)	(2,005)	(4,132)
Non-GAAP Net income	$17,748	$15,056	$64,372	$54,179

GAAP diluted earnings per share	$1.19	$1.41	$3.87	$3.69
Non-GAAP adjustments:
Unrealized gains on marketable equity securities	(0.03)	-	(0.06)	-
Legal costs and charges related to Caris' legal investigation	-	0.07	0.46	0.12
Operating results for newly opened facilities not at full capacity (*)	0.08	0.05	0.17	0.29
Gain on acquisition of equity method investment	-	-	(0.13)	-
Gain on sale of assets/healthcare facilities	(0.09)	-	(0.08)	(0.05)
Stock-based compensation expense	0.01	0.02	0.08	0.07
Tax adjustments from the U.S. Tax Cuts and Jobs Act	-	(0.56)	(0.09)	(0.56)
Non-GAAP diluted earnings per share	$1.16	$0.99	$4.22	$3.56

(*) The newly opened facilities for the 2018 periods presented consist of facilities opened from 2016 through 2018 (two skilled nursing facilities, three assisted living facilities, and one memory care facility).  The newly opened facilities for the 2017 periods presented consist of facilities opened from 2015 through 2017 (three skilled nursing facilities and four assisted living facilities).

###